UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 24, 2010, YRC Worldwide Inc. (the “Company”) issued a news release announcing that joint committees representing International Brotherhood of Teamsters (the “Teamsters”) leadership and Company management are being formed to address the Company’s competitiveness and reentry into union pension plans.

The Company also announced that the Teamsters have nominated Teresa Ghilarducci to join the Company’s board of directors pursuant to the terms of the Amended and Restated Memorandum of Understanding on the Job Security Plan, dated July 9, 2009, between the Teamsters and certain of the Company’s subsidiaries. Upon satisfactory completion of customary procedures to review board candidates, the Governance Committee of the Company’s Board of Directors (the “Board”) is expected to formally recommend Ms. Ghilarducci for election to the Board, after which time Carl W. Vogt will resign from the Board and the Board will elect Ms. Ghilarducci to fill the vacancy created from Mr. Vogt’s resignation.

A copy of the news release is attached hereto as Exhibit 99.1.

Investor Presentation

On May 25, 2010, William D. Zollars, Chairman, President and Chief Executive Officer of the Company, will deliver a Company presentation at the Wolfe Trahan & Co. Global Transportation Conference. The presentation will be available on audio webcast through the Company’s website, www.yrcw.com. A copy of the slide show is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	News Release dated May 24, 2010

99.2	YRC Worldwide Inc. Investor Presentation slide show

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: May 25, 2010	By:	/s/ Paul F. Liljegren
Paul F. Liljegren
Vice President – Investor Relations and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated May 24, 2010

99.2	YRC Worldwide Inc. Investor Presentation slide show

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